Exhibit 10.1


                     MUTUAL RESCISSION AND RELEASE AGREEMENT

         This Mutual Rescission and Release Agreement (this "Agreement") is made as of July 1, 2008, by and among Total Luxury Group, Inc., an Indiana corporation ("TLG"), Accelerant Partners LLC, a Delaware limited liability company ("Accelerant"), and each of the other signatories hereto (TLG, Accelerant, and each of the other signatories hereto are collectively referred to as the "Parties," and each a "Party").

                                   BACKGROUND
         This Agreement is made in contemplation of the following facts:

         On March 7, 2008, TLG and Accelerant entered into a Stock Purchase Agreement (the "Common Stock Purchase Agreement"), pursuant to which TLC purchased from Accelerant, and Accelerant sold to TLG, 38,000,000 shares of common stock of Petals Decorative Accents, Inc. ("Petals"), for a purchase price of (i) nineteen million dollars ($19,000,000), for which Accelerant accepted a promissory note of even value (the "Note"), (ii) eighty-five million (85,000,000) shares of TLG common stock, $0.001 par value per share, and (iii) a warrant to purchase 100,000,000 shares of TLG common stock. In connection with the Common Stock Purchase Agreement, TLG and Accelerant also entered into other agreements, including, without limitation, a Security Agreement and a Pledge Agreement.

         The Parties acknowledge that the consummation of the transactions contemplated by the Common Stock Purchase Agreement was premised and conditioned on, among other material matters: the participation of co-investors in the contemplated transactions and TLG becoming a reporting company under the federal securities laws and being re-listed for quotation on the Over-the-Counter Bulletin Board by no later than June 1, 2008. Since the foregoing premises and conditions and other terms and conditions of the Common Stock Purchase Agreement have not or cannot be met, or have differed materially from the representations made at the time of the Common Stock Purchase Agreement, the Parties have determined that it is in their best interest to formalize the voiding of the Common Stock Purchase Agreement by mutually rescinding the Common Stock Purchase Agreement, and thereby returning the Parties to their respective positions prior to the Exchange, upon the terms and subject to the conditions hereinafter set forth. NOW, THEREFORE, in consideration of the above recitals and the mutual benefits contained herein, the Parties agree as follows:

          1. Rescission. The Common Stock Agreement and all agreements entered into by and among the Parties in connection therewith (the "Original
Agreements"), are hereby unconditionally rescinded ab initio and each of the Parties to this Agreement and their affiliates will be restored to the position it was in immediately before the Original Agreements were executed, except as otherwise provided for herein and for the reasons articulated herein. Without




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limiting the  foregoing,  TLG and  Accelerant  represent  and warrant that, as a result of this rescission, no shares of Petals common stock were transferred to TLG and no shares of TLG common stock or warrants to purchase shares of TLG common stock were transferred to or any other consideration delivered to TLG whether by reason of the Common Stock Purchase Agreement or otherwise. TLG and Accelerant agree that they do not and shall not claim any right, title, or interest in or to Accelerant or TLG, respectively, or their income or assets.

         2. Stock and Warrant Certificates; Promissory Note. The Parties acknowledge that no certificates representing any interest in Petals and no certificates representing any interest in or notes evidencing any indebtedness of TLG to be issued or delivered in accordance with the Common Stock Purchase Agreement have been issued or delivered, or if considered issued or delivered, are valid or outstanding.

         3. No Assignment. Each of the Parties to this Agreement represents and warrants that it has not assigned or transferred or purported to assign or transfer, voluntarily or involuntarily, or by operation of law, any matters released pursuant to this Agreement or any portion of it, any interest in the Original Agreements or any interest in the shares of the Petals common stock or shares of the TLG common stock, warrants, or notes. Each of the Parties further represents and warrants that none of the shares of the Petals common stock or shares of TLG common stock, warrants, or notes is subject to any lien, claim, charge, encumbrance, pledge, security interest or claim of others.

         4. SEC Filings. Upon execution of this Agreement, each of the Parties, if and as applicable, shall amend any reports filed by them pursuant to the Securities Exchange Act of 1934, as amended, to rescission of the Common Stock Purchase Agreement and the voiding of the transactions contemplated thereby.

         5. State Filings. Upon execution of this Agreement, each of the Parties, if and as applicable, shall file with the applicable Secretary of State any documents necessary to effect this Agreement and the rescission of the Common Stock Purchase Agreement and the voiding of the transactions contemplated thereby.

         6. Release by TLG. TLG, for itself and for any of its successors and assigns, releases and discharges each of Accelerant and Petals, and each of its respective successors and assigns, officers, directors, managers, employees shareholders and members, from any and all claims, demands, damages, debts, liabilities, accounts, accounting, cause of action at law or in equity, known or unknown which TLG ever had, now has or in any way arises from or is related to the Common Stock Purchase Agreement.

         7. Release by Accelerant. Accelerant, for itself, for any of its successors and assigns, releases and discharges TLG, and each of its respective successors and assigns, officers, directors, employees, and shareholders, from any and all claims, demands, damages, debts, liabilities, accounts, accounting, cause of action at law or in equity, known or unknown which Accelerant ever had,




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now has or in any way arises  from or is related  to the Common  Stock  Purchase
Agreement.

         8. Consideration for Releases. In effecting these mutual releases the Parties wish to provide nominal consideration to secure such releases. The Parties hereby agree that Accelerant shall be entitled to a cash warrant to purchase 20,000,000 shares of common stock at a strike price of $0.015 per share. The warrants shall be exercisable until 5:00 PM New York City time on a date that is five (5) years from the date of this Agreement. Accelerant commits that provided at least $500,000 of capital from additional sources has been raised prior to September 30, 2008, that it or its designee will exercise the warrant to purchase 5,000,000 shares of common stock. Provided, further that an additional $400,000 has been raised by December 31, 2008, that it or its designee will exercise the warrant to purchase an additional 5,000,000 shares of common stock. Further, in consideration for its or its affiliates' investment in TLG, the proof of which investment will be forwarded under separate cover, Accelerant shall be entitled to keep $2.5 million of its Note (the "Amended Note"). The Parties agree and stipulate that this amount is fair and reasonable given the risks associated with TLG's financial position and the resulting likelihood that it has on the repayment of the Amended Note.

         The warrants and shares of common stock will be held in escrow until released pursuant to the other terms of this Agreement.

         NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY REGARDING THE STATE OF AFFAIRS, FINANCIAL STABILITY, OR OPERATIONAL SOUNDNESS OF EITHER PETALS OR TLG. THE RESCISSION CONSIDERATION PROVIDED FOR HEREIN IS SIMPLY BEING OFFERED AS NOMINAL CONSIDERATION TO SECURE EACH PARTY'S RELEASE TO THIS AGREEMENT. THE PARTIES AGREE THAT SUCH CONSIDERATION IS OF EQUIVALENT VALUE.

         8. No Admission of Liability. Each Party acknowledges and agrees that this Agreement is in part a compromise of disputed claims and neither this Agreement, nor any consideration provided pursuant to this Agreement, shall be taken or construed to be an admission or concession by either Accelerant or TLG of any kind with respect to any fact, liability, or fault.

         9. Indemnification. In the event that Accelerant is made a party to any litigation arising out of the Common Stock Purchase Agreement, the Note, the Amended Note, this Agreement, or any related aspect to any document or transaction associated with the aforementioned:

         TLG agrees to reimburse Accelerant, its affiliates and their respective directors, officers, employees, agents, and controlling persons (each an "Indemnified Party") promptly on demand for expenses (including fees and expenses of legal counsel) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim, or any litigation, proceeding, or other action in respect thereof related


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to or  initiated  by any  shareholder  or creditor  of TLG.  TLG also agrees (in connection with the foregoing) to indemnify and hold harmless each Indemnified Party from and against any and all losses, claims, damages, and liabilities -- joint or several -- to which any Indemnified Party may become subject, including any amount paid in settlement of any shareholder or creditor related litigation or other action (commenced or threatened), to which TLG shall have consented in writing (such consent not to be unreasonably withheld), whether or not any Indemnified Party is a party and whether or not liability resulted.

         10. Public Disclosure. The Parties agree that public disclosure of this Agreement hereby shall be coordinated by Accelerant, and TLG, subject to its obligation to comply with any federal securities laws, shall not directly or indirectly make any such disclosure without the prior written consent of Accelerant.

         11. Counterparts. This Agreement may be executed in any number of copies by the Parties to it, in several counterparts, each of which will be deemed an original and all of which taken together will constitute a single instrument.

         12. Authority. Each individual signing this Agreement in a representative capacity for the Party to the Agreement represents and warrants that he has full authority to execute this Agreement on behalf of the Party and in fact the Parties herein are the Parties or the successor Parties to all agreements being rescinded herein. The execution and delivery of this Agreement has been duly and validly authorized and approved by the boards of directors of TLG and board of managers of Accelerant.

         13. Choice of Law. This Agreement will be enforced, governed and construed by and in accordance with the laws of the State of New York.

         14. Headings; Interpretation. The descriptive headings herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation hereof. Words such as "herein," "hereto," "hereunder" or the like shall refer to this Agreement as a whole. The words "include" or "including" shall be by way of example rather than by limitation. The words "or," "either" or "any" shall not be exclusive. Any pronoun used herein shall include the corresponding masculine, feminine or neuter forms. The Parties hereto have participated jointly in the negotiation and drafting hereof; accordingly, no presumption or burden of proof shall arise favoring of disfavoring any Party by virtue of the authorship hereof.
 In the event any Party to this Agreement brings any legal or equitable action against any other Party to this Agreement to enforce or interpret any provision of this Agreement, the prevailing Party, as determined in the court's discretion, will be entitled to recover costs and attorney fees in the proceeding.

         15. Other Documents. Each Party will, from time to time, at the request of any other Party to this Agreement, execute, acknowledge and deliver to the other, documents or instruments, and take any other actions as may be reasonably required or requested to more effectively carry out the terms of this Agreement.


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         16. Amendment. This Agreement may be amended by the agreement of all of the Parties hereto; provided, however, that this Agreement may not be amended except by an instrument signed on behalf of all of the Parties hereto.

                [Signatures are set forth on the following page]





































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          IN WITNESS  WHEREOF,  the Parties  have caused  this  Agreement  to be signed and delivered by their respective duly authorized officers as of the date first written above.

TOTAL LUXURY GROUP INC.


By:      ____________________________

Its:     ____________________________



ACCELERANT PARTNERS LP


By:      ___________________________

Its:     ___________________________